UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends Neptune Wellness Solutions Inc.'s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2022 (the “Initial Form 8-K”). This Form 8-K/A is being filed to disclose information regarding the Company's expectation that it will record a loss on remeasurement of the assets being sold to fair value less the cost of sale in the second quarter interim financial statements for the three and six-months ended September 30, 2022. Except as set forth above, all other information in the Company’s Initial Form 8-K remains unchanged. The Company has re-filed the entire Form 8-K in order to provide more convenient access to the amended information in context.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Initial 8-K, the Company and two of the Company's wholly-owned subsidiaries entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PurCann Pharma, Inc. (“Purchaser”), pursuant to which Purchaser agreed to purchase substantially all of the Company's assets relating to its Canadian cannabis business, including the Company's cannabis processing plant located in Sherbrooke, Québec, the Mood Ring and PanHash brands and related assets (the "Transaction") for cash consideration of C$5,150,000.

As part of the Transaction, the Company has received an opinion from its financial advisor, Stifel GMP, that the consideration to be received by the Company as part of the Transaction is fair from a financial point of view. The closing of the Transaction is expected to occur on or before November 15, 2022, upon completion of standard closing conditions. The Purchase Agreement includes customary indemnification provisions and a number of other covenants and agreements of the parties concerning the transactions contemplated by the Purchase Agreement.

The Company expects to record a loss on remeasurement of the assets to fair value less cost of sale in the approximate amount of $15 million in the second quarter interim financial statements for the three and six-months ended September 30, 2022.

The preceding description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is filed as an Exhibit to this Current Report on Form 8-K. The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; and (ii) were made only as of the date of the Purchase Agreement or such other dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, any such representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 8.01 Other Events.

On October 17, 2022, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*

Asset Purchase Agreement, dated as of October 16, 2022, by and among N Real Estate L.P., Neptune Wellness Solutions Inc., 9354-7537 Quebec Inc. and PurCann Pharma Inc. (incorporated by reference to our Current Report on Form 8-K, filed on October 18, 2022)

99.1	Press release, issued on October 17, 2022 (incorporated by reference to our Current Report on Form 8-K, filed on October 18, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	November 7, 2022	By:	/s/ Raymond Silcock
Raymond Silcock Chief Financial Officer